Exhibit 4.8
NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION CERTIFICATES
ISSUED BY
GERMAN AMERICAN BANCORP, INC.

This form, or one substantially equivalent hereto, must be used to exercise and pay for Rights to subscribe to purchase 8% redeemable subordinated debentures due 2019 ("Debentures") of German American Bancorp, Inc., an Indiana corporation ("GABC"), pursuant to the Rights Offering described in GABC's prospectus dated March __, 2009 (the "Prospectus") if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), or payment for those Rights, to the Subscription Agent listed below at or prior to 5:00 p.m., New York City time, on April __, 2009, unless such time is extended by GABC as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date.

Payment of the Subscription Price of 100% of the principal amount of Debentures subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the third business day following the Expiration Date if the Subscription Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.

All deliveries must be addressed to Computershare Trust Company, the subscription agent for the Rights Offering (the "Subscription Agent"), as follows:

By Mail: Computershare Trust Company P.O. Box 859208 Braintree MA 02815-9208 Attn: Voluntary Corporate Actions	By Overnight Courier: Computershare Trust Company 161 Bay State Drive Braintree, MA 02184 Attn: Voluntary Corporate Actions
By facsimile transmission: (For Eligible Institutions Only) (781) 930 -4942

You should confirm receipt of all facsimile transmissions by calling Computershare Trust Company at (781) 930 -4900.

You may obtain additional information regarding the Rights Offering from the Information Agent:

The Information Agent for the Rights Offering is:

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Subscription Certificate(s) representing Right(s) and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date.  Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise, subject to availability and proration, (i) the Basic Subscription Privilege and Rounding-Up Privilege to subscribe to purchase __________ in principal amount of Debentures (must be a denomination of $10,000 or an integral multiple thereof) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that Debentures that are not otherwise purchased pursuant to the exercise of Rights are available therefor, for an aggregate of __________ (must be a denomination of $10,000 or an integral multiple thereof) in principal amount of Debentures.

The undersigned understands that payment of the Subscription Price of 100% of principal amount for all Debentures subscribed for pursuant to the Basic Subscription Privilege, the Rounding-Up Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the third business day following the Expiration Date and represents that such payment, in the aggregate amount of $___________, and either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

OR

☐	will be delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐
uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	certified or cashier’s check drawn upon a U.S. bank

☐	money order

Date of check or money order:

Check number:

Bank on which check is drawn:

Name(s):	Address:

(Please type or print)

(Area code and Tel. #)
Rights Certificate No(s). (if available): ___________________

GUARANTEE OF DELIVERY
(Not To Be Used For Subscription Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, and payment, all within three (3) business days after the date hereof.

Dated: ________________________

(Authorized Signature)

(Name of Firm)

(Address

(Area code and Tel. #)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s), and payment, to the Subscription Agent within the time period specified above. Failure to do so could result in a financial loss to such institution.